Exhibit 23
                                             ----------



       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
       -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 26, 1998 included in the UAL Corporation
Annual Report on Form 10-K for the year ended December
31, 1997, and of our report dated May 23, 1997 included in the United Air Lines, Inc. Flight Attendant 401(k)
Retirement Savings Plan Annual Report on Form 11-K for the year ended November 30, 1996, and to all references to our Firm included in this Registration Statement on Form S-8.


                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP




Chicago, Illinois
May 7, 1998